QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

Certifications Pursuant to 18 U.S.C. Section 1350

        In connection with the Quarterly Report of National Mentor Holdings, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2008	By:	/s/ EDWARD M. MURPHY Edward M. Murphy President and Chief Executive Officer
Date: August 14, 2008	By:	/s/ DENIS M. HOLLER Denis M. Holler Executive Vice President, Chief Financial Officer and Treasurer

QuickLinks

  Exhibit 32